UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2009

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2009, the Company entered into a credit agreement (the "Credit Agreement") by and among the Company, certain of its subsidiaries who are also borrowers under the Credit Agreement, and certain lenders including Wells Fargo Foothill, LLC, as co-lead arranger and administrative agent, Bank of America, N.A., as syndication agent, and Banc of America LLC, as the other co-lead arranger.

The Credit Agreement replaces the second amended and restated loan and security agreement dated as of May 31, 2006 that was entered into by and among the Company, certain of its subsidiaries and certain lenders including The CIT Group/Commercial Services, Inc., which was terminated on June 30, 2009.

The Company intends to use the proceeds from the Credit Agreement for the general corporate needs of the borrowers and for the financing of certain types of transaction as permitted by the Credit Agreement.

Form of Loans and Borrowing Limits

Borrowings made pursuant to the Credit Agreement may be in the form of revolving loans up to a maximum limit of $250 million (subject to increase to $300 million). The aggregate amount of revolving loans that may be issued also may not exceed the "borrowing base" of the borrowers. The borrowing base is calculated based on a percentage of the borrowers’ eligible accounts receivable plus the lesser of (i) a percentage of the borrowers’ eligible inventory or (ii) $125 million or $150 million depending on the time of year, less the amounts of certain payables and reserves under the Credit Agreement. Amounts borrowed as revolving loans under the Credit Agreement may be borrowed, repaid and re-borrowed from time to time.

Interest

Interest will accrue at a floating rate based on, at the borrowers' election, (i) LIBOR or (ii) the greater of (a) LIBOR plus 1.00%, (b) the Federal Funds Rate plus 0.5% and (c) Well Fargo's prime rate, in each case, plus an applicable margin based on the average daily principal balance of revolving loans available under the Credit Agreement.

Fees

A line of credit fee will be payable monthly at an amount equal to 0.5%, 0.75% or 1.0%, which varies based on the average daily principal balance of outstanding revolving loans during such month, multiplied by the $250 million line of credit (subject to increse to $300 million) less the average daily principal balance of outstanding revolving loans and the average daily undrawn amounts of letters of credit outstanding during such month. This fee will be payable on the first day of each month in arrears. In addition, in connection with the execution and performance of the Credit Agreement, the lenders and agent receive customary fees.

Security

All payment obligations of the borrowers to the lenders under the Credit Agreement are secured by a lien on substantially all accounts, inventory, intellectual property and related property of the borrowers and certain subsidiaries of the borrowers. In addition, all obligations under the Credit Agreement are guaranteed by certain subsidiaries of the Company. The obligations under the Credit Agreement are also secured by a pledge of the capital stock of certain of the Company's subsidiaries.

Dividends and Stock Redemption

The Credit Agreement permits the Company to pay dividends to its stockholders limited to $10 million during any fiscal year so long as the Company is able to satisfy certain financial conditions both before and immediately after giving effect to the proposed declaration and payment of dividends. The Credit Agreement also permits the Company to redeem shares of its stock so long as the Company is able to satisfy certain financial conditions both before and immediately after giving effect to the proposed redemption including on a pro forma at all times after the proposed date of such proposed redemption.

Covenants

The Credit Agreement contains customary affirmative and negative covenants for secured credit facilities of this type, including covenants that will limit the ability of the Company and its subsidiaries to, among other things, incur debt, grant liens, make certain acquisitions, dispose assets, effect a change of control of the Company, make certain restricted payments including certain dividends and stock redemptions, make certain investments, enter into certain transactions with affiliates and certain prohibited uses of proceeds. The Credit Agreement also requires compliance with certain financial covenants including a minimum fixed charge coverage ratio if Excess Availability (as defined in the Credit Agreement) is less than $50 million.

Events of Default

The Credit Agreement provides for customary events of default with corresponding grace periods, including payment defaults, cross defaults with certain other indebtedness to third parties, breaches of covenants and bankruptcy events. In the case of a continuing event of default, the lenders may, among other remedies, accelerate the payment of all obligations due from th borrowers to the lenders, charge the borrowers the default rate of interest on all then outstanding or thereafter incurred obligations, and terminate the lenders' commitments to make any further loans or issue any further letters of credit. In the event of certain defaults, the commitments of the lenders will be automatically terminated and all outstanding obligations of the borrowers will automatically become due. In addition, the lenders may take possession of, and enforce the borrowers' rights with respect to, the borrowers' collateral, including selling the collateral.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Credit Agreement and Schedule 1.1 thereof included as Exhibits 10.1 and 10.2 to this filing. Exhibits 10.1 and 10.2 are incorporated by reference into this Item 1.01.

Certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

Item 2.02 Results of Operations and Financial Condition.

On July 7, 2009, the Company issued a press release that included an update of previously reported guidance regarding its profitability for the six months and twelve months ended December 31, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under the heading "Credit Agreement" in Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

10.1 Credit Agreement dated June 30, 2009, by and among the Registrant, certain of its subsidiaries that are also borrowers under the Agreement, and certain lenders including Wells Fargo Foothill, LLC, as co-lead arranger and administrative agent, Bank of America, N.A., as syndication agent, and Banc of America Securities LLC, as the other co-lead arranger.

10.2 Schedule 1.1 of Defined Terms to the Credit Agreement dated June 30, 2009, by and among the Registrant, certain of its subsidiaries that are also borrowers under the Agreement, and certain lenders including Wells Fargo Foothill, LLC, Bank of America, N.A., and Banc of America Securities LLC.

99.1 Press Release dated July 7, 2009.

The information in Item 2.02 of this current report and the related disclosure in Exhibit 99.1 attached hereto is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of such information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that such information that this Current Report contains is material investor information that is not otherwise publicly available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

July 7, 2009	By:	Frederick Schneider

Name: Frederick Schneider
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated June 30, 2009, by and among the Registrant, certain of its subsidiaries that are also borrowers under the Agreement, and certain lenders including Wells Fargo Foothill, LLC, as co-lead arranger and administrative agent, Bank of America, N.A., as syndication agent, and Banc of America Securities LLC, as the other co-lead arranger.
10.2	Schedule 1.1 of Defined Terms to the Credit Agreement dated June 30, 2009, by and among the Registrant, certain of its subsidiaries that are also borrowers under the Agreement, and certain lenders including Wells Fargo Foothill, LLC, Bank of America, N.A., and Banc of America Securities LLC.
99.1	Press Release dated July 7, 2009.